Exhibit 10.4

REASSIGNMENT NO. 15 OF RECEIVABLES IN REMOVED ACCOUNTS

REASSIGNMENT NO. 15 OF RECEIVABLES IN REMOVED ACCOUNTS (this “Reassignment”), dated as of March 31, 2015, by and among CHASE BANK USA, NATIONAL ASSOCIATION (the “Bank”), as Transferor (in such capacity the “Transferor”) and CHASE ISSUANCE TRUST (the “Trust”), pursuant to the Amended and Restated Transfer and Servicing Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Bank, as Transferor, Servicer and Administrator, Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent, and the Trust are parties to the Third Amended and Restated Transfer and Servicing Agreement, dated as of December 19, 2007 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, pursuant to the Agreement, the Transferor wishes to remove from the Trust all Receivables owned by the Trust in certain designated Accounts (the “Removed Accounts”) and to cause the Trust to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor; and

WHEREAS, the Owner Trustee, on behalf of the Trust, is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

NOW, THEREFORE, the Transferor and the Owner Trustee, on behalf of the Trust, hereby agree as follows:

1.	Defined Terms. All terms defined in the Agreement and the Third Amended and Restated Indenture, dated as of December 19, 2007, as amended, used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Cut Off Date” shall mean, with respect to the Removed Accounts, February 28, 2015.

“Removal Date” shall mean, with respect to the Removed Accounts designated hereby, March 31, 2015.

“Removal Notice Date” shall mean, with respect to the Removed Accounts, March 24, 2015.

2.

Designation of Removed Accounts. Within five Business Days after the Removal Date, or as otherwise agreed upon by the Transferor and the Owner Trustee, on behalf of the Trust, the Transferor will deliver to the Owner Trustee a computer file containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of Principal Receivables in such Removed Account as of the Removal Cut Off Date, which computer file shall as of the Removal Date modify and amend and be made a part of the Agreement.

3.	Conveyance of Receivables. The Trust does hereby transfer, assign, set over and otherwise reconvey to the Transferor, without recourse, on and after the Removal Date, all right, title and interest of the Trust in, to and under the Receivables now existing and hereafter created from time to time in the Removed Accounts identified on Schedule 1 hereto, all Interchange and Recoveries related thereto, all monies due or to become due (including all Finance Charge Receivables) and all amounts received or receivable with respect thereto and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) thereof (the “Removed Collateral”).

4.	Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust as of the Removal Date:

(a)	Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b)	Satisfaction of Additional Requirements. All of the requirements for the removal of Accounts under the applicable Asset Pool Supplement have been satisfied; and

(c)	Required Transferor Amount. The removal of any Receivable of any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, cause, with respect to the Asset Pool in which such Receivables had been designated for inclusion, an Adverse Effect or the Transferor Amount for such Asset Pool to be less than the Required Transferor Amount for that Asset Pool or the Pool Balance for that Asset Pool to be less than the Minimum Pool Balance for such Monthly Period in which such removal occurs.

5.

Representations and Warranties of the Servicer. No selection procedures believed by the Servicer to be materially adverse to the interests of the Noteholders were utilized in selecting the Removed Accounts to be removed from the Trust and (I) a random selection procedure was used by the Servicer in selecting the Removed Accounts and only one such removal of randomly selected Accounts shall occur in the then current Monthly Period, (II) the Removed Accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by such third party or has expired without renewal and which by its terms permits the third party to repurchase the Removed Accounts subject to such arrangement, upon such cancellation or non-renewal and the third party has exercised such repurchase right or (III) the Removed Accounts were selected using another method that will not preclude transfers from satisfying the conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009.

6.	Conditions Precedent. The reassignment hereunder of the Receivables in the Removed Accounts and the amendment of the Agreement pursuant to Section 8 of this Reassignment are each subject to:

(a)	the satisfaction, on or prior to the Removal Date, of the conditions set forth in Section 2.13(b) of the Agreement; and

(b)	the delivery, on or prior to the Removal Date, to the Owner Trustee by the Transferor and the Servicer of an Officer’s Certificate substantially in the form of Schedule 2-A or 2-B hereto to this Reassignment, as applicable. The Owner Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

7.	Representations and Warranties of the Trust. Since the date of the transfer by the Transferor under the Agreement, the Owner Trustee, on behalf of the Trust, has not sold, transferred or encumbered any Receivable in any Removed Account or any interest therein.

8.	Amendment of the Transfer and Servicing Agreement. The Agreement is hereby amended to provide that all references therein to the “Transfer and Servicing Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Removal Date to be a dual reference to the Agreement as supplemented by this Reassignment. All references therein to the Accounts shall be deemed not to include the Removed Accounts designated hereunder and all references to Receivables shall be deemed not to include the Receivables reconveyed hereunder. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Agreement.

9.	Release.

(a)

The Owner Trustee, on behalf of the Trust, hereby expressly terminates, relinquishes, releases, discharges and renders ineffective any and all security interests, liens, mortgages and encumbrances, as against the Transferor, any transferee of the Transferor and any person claiming title to or an interest in the Removed Collateral through any such person, or any successor or assign of any of the foregoing (all such persons and entities being referred to individually as a “Transferee” and collectively as the “Transferees”), any and all right, title, benefit, interest or claim whatsoever, present or future, actual or contingent (collectively, “Rights”), owned or held by the Trust to, against or in respect of the Removed Collateral.

(b)	In case any provision of this Reassignment shall be rendered invalid, illegal or unenforceable in any jurisdiction, the Owner Trustee, on behalf of the Trust, hereby acknowledges that the interest of the Trust in the Removed Collateral is subordinate and junior to the security interest of any Transferee and hereby expressly agrees that any security interest it may have in any Removed Collateral is and shall remain subordinate and junior to all security interests granted by a Transferee, regardless of the time of the recording, perfection or filing thereof or with respect thereto.

(c)	The Owner Trustee, on behalf of the Trust, acknowledges and agrees that the Transferees and their representatives are expressly entitled to rely on the provisions of this Section 9, it being the intent of the Owner Trustee, on behalf of the Trust, that the Transferees will acquire title to the Removed Collateral purchased by them free of any Rights owned or held by the Trust to, against or in respect of the Removed Collateral.

10.	Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

11.	GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

12.	Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Reassignment has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Wilmington Trust Company in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Reassignment and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

13.	Authorization. The Owner Trustee, on behalf of the Trust, hereby authorizes Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) to file any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as Skadden may determine, in its sole discretion, are necessary or advisable to perfect the conveyance to the Transferor pursuant to Section 3 hereof. Such financing statements may describe the collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Skadden may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Transferor in connection herewith, including, without limitation, describing such property as “all assets” or “all personal property.”

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IN WITNESS WHEREOF, the Transferor and the Owner Trustee, on behalf of the Trust, have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

CHASE BANK USA, NATIONAL ASSOCIATION, as Transferor and Servicer

By:	/s/ David A. Penkrot
	Name:	David A. Penkrot
	Title:	Executive Director

CHASE ISSUANCE TRUST

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Jennifer A. Luce
	Name:	Jennifer A. Luce
	Title:	Vice President

Chase Issuance Trust Reassignment No. 15 – TSA

Reassignment No. 15 of Receivables in Removed Accounts

Schedule 1

to Reassignment No. 15

of Receivables

REMOVED ACCOUNTS

[Delivered to the Owner Trustee]